Exhibit 10.4

TRILLER HOLD CO LLC

2021 UNIT OPTION PLAN

OPTION AWARD AGREEMENT

This Option Award Agreement (this “Agreement”), is made effective as of the date set forth on the Notice of Unit Option Grant appended hereto (such date, the “Grant Date” and such notice, the “Notice”) between Triller Hold Co LLC, a Delaware limited liability company (the “Company”), and the individual signatory hereto (“Participant”).

WHEREAS, the Company may award Options to acquire Class B Common Units (the “Options”) pursuant to the Triller Hold Co LLC 2021 Unit Option Plan (as amended, restated, supplemented or otherwise modified from time to time, the “Plan”);

WHEREAS, the Company desires to award an Option to Participant, subject to the terms and conditions set forth in this Agreement and the Plan; and

WHEREAS, capitalized terms used and not otherwise defined in this Agreement have the meanings set forth in the Plan.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Award of Option; Exercise Price. Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company hereby awards to Participant an Option to purchase that number of Units set forth on the Notice. The Exercise Price payable upon exercise of the Option is set forth on the Notice. The Option granted hereunder shall expire on the ten (10)-year anniversary after the Grant Date.

2. Vesting and Exercisability. The Option granted hereunder shall vest and be exercisable in accordance with, and be subject to, the provisions of the Plan and the Notice. In no event shall any Option which has not vested in accordance with the Notice be exercisable. Option are subject to forfeiture in accordance with the terms of the Plan.

3. No Right to Continued Service. This Agreement shall not be construed as giving the Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any of its Affiliates.

4. Right of First Refusal. In the event that Participant proposes to sell, pledge or otherwise transfer to a third party any Units acquired under this Agreement, or any interest in such Units, the Company shall have a right of first refusal with respect to such Units as set forth in the Exercise Documentation as in effect at the time Participant exercises the Option.

5. Resale Restrictions/Market Stand-Off. In connection with any public offering by the Company of its equity securities pursuant to an effective registration statement filed under the U.S. Securities Act of 1933, as amended, including the Company’s initial public offering, Participant may be prohibited from engaging in any transaction with respect to any of the Company’s common equity securities without the prior written notice of the Company (or, if applicable, its underwriters) as set forth in the Exercise Documentation as in effect at the time Participant exercises the Option.

6. Tax Disclaimer. Participant agrees that it is responsible for consulting its own tax advisor as to the tax consequences associated with the Option. The tax rules governing options are complex, change frequently and depend on the individual taxpayer’s situation. For Participant’s information, a memorandum that briefly summarizes U.S. federal income tax law relating to certain aspects of options is attached hereto as Exhibit A. Participant acknowledges that this memorandum does not purport to be complete and that, although the Company will make available to Participant general information about options, the Company shall not be held liable or responsible for making such information or for any tax or financial consequences Participant may incur in connection with the Option. In addition, as noted in Exhibit A, options granted at a discount from fair market value may be considered “deferred compensation” subject to adverse tax consequences under Section 409A of the Code. The Board has made a good faith determination that the exercise price per unit of the Option is not less than the fair market value of the Units underlying the Option on the Date of Grant. It is possible, however, that the IRS could later challenge that determination and assert that the fair market value of the Units underlying the Option was greater on the Date of Grant than the exercise price determined by the Board, which could result in immediate income tax upon the vesting of the Option (whether or not exercised) and a 20% tax penalty. Participant acknowledges that the Company gives no assurance that such adverse tax consequences will not occur and specifically assumes no responsibility therefor. By accepting this Option, Participant acknowledges that any tax liability or other adverse tax consequences resulting from the grant of the Option will be the responsibility of, and be borne entirely by, Participant. PARTICIPANT IS THEREFORE ENCOURAGED TO CONSULT WITH ITS OWN TAX ADVISOR BEFORE ACCEPTING THE GRANT OF THIS OPTION.

7. Data Privacy. Participant hereby explicitly and unambiguously consents to the collection, use and transfer, whether in electronic or other form, of Participant’s Personal Data (as described below) by and among, as applicable, the Company and any Subsidiary or Affiliate or third parties as may be selected by the Company for the exclusive purpose of implementing, administering, and managing Participant’s participation in the Plan. Participant understands that refusal or withdrawal of consent will affect Participant’s ability to participate in the Plan; without providing consent, Participant will not be able to participate in the Plan or realize benefits (if any) from the Option.

Participant understands that the Company and any Subsidiary or Affiliate or designated third parties may hold personal information about Participant, including, but not limited to, Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any equity securities or directorships held in the Company or any Subsidiary or Affiliate, details of all Options or any other entitlement to Units awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Personal Data”). Participant understands that Personal Data may be transferred to any Subsidiary or Affiliate or third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the United States, Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Participant’s country. In particular, the Company may transfer Personal Data to the broker or plan administrator assisting with the Plan, to its legal counsel and tax/accounting advisor, and to the Subsidiary or Affiliate that is your employer and its payroll provider.

8. Entire Agreement.

(a) The terms and provisions of the Plan are incorporated herein by reference, and the Participant hereby acknowledges receiving a copy of the Plan. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, this Agreement shall govern and control.

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Triller Hold Co LLC – Option Award Agreement

(b) This Agreement, the Notice and the Plan constitute the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersedes all prior communications, representations and negotiations in respect thereto.

9. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be binding on the Company and the Participant.

10. Signature in Counterparts. This Agreement may be signed in counterparts, each which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the laws of another jurisdiction to be applied.

12. Miscellaneous.

(a) The value of this Option shall be an extraordinary item of compensation outside the scope of Participant’s employment contract, if any, and shall not be considered a part of Participant’s normal or expected compensation for purposes of calculating severance, resignation, redundancy or end-of-service payments, bonuses, long-term service awards, pension or retirement benefits or similar payments.

(b) Participant acknowledges that participation in the Plan ceases upon Participant’s Continuous Service Status for any reason, expect as may explicitly be provided otherwise in the Plan, the Notice or this Agreement.

(c) Participant acknowledges that participation in the Plan ceases upon Participant’s Continuous Service Status for any reason, expect as may explicitly be provided otherwise in the Plan, the Notice or this Agreement.

[Signature Page Follows]

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Triller Hold Co LLC – Option Award Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Option Award Agreement as of January 25th, 2022.

COMPANY:

TRILLER HOLD CO LLC

By:
Name: Bobby Sarnevesht
Title: Chief Executive Officer

PARTICIPANT:

By:
Name: «RECIPIENT»
Address:

Signature Page to Triller Hold Co LLC Option Award Agreement

EXHIBIT A

UNITED STATES FEDERAL TAX INFORMATION

The following memorandum briefly summarizes U.S. federal income tax law. The discussion is intended to be used solely for general information purposes and does not make specific representations to any participant. A taxpayer’s particular situation may be such that some variation of the basic rules is applicable to him or her. In addition, the U.S. federal income tax laws and regulations are revised frequently and may change again in the future. Each participant is urged to consult a tax advisor, both with respect to U.S. federal income tax consequences as well as any foreign, state or local tax consequences, before exercising any option or before disposing of any units acquired under the Plan.

Initial Grant of Options

The grant of an option is not a taxable event for the optionee, and the Company obtains no deduction for the grant of the option. Note, however, that under Section 409A of the Internal Revenue Code, options granted at a discount from fair market value may be considered “deferred compensation” subject to adverse tax consequences, including immediate income tax upon the vesting of the option (whether or not exercised) and a 20% tax penalty.

Nonqualified or Nonstatutory Options

The exercise of a nonqualified or nonstatutory option (“NSO”) is a taxable event to the optionee. The amount by which the fair market value of the units on the date of exercise exceeds the exercise price (the “spread”) will be taxed to the optionee as ordinary income. The spread will also be considered “wages” for purposes of FICA taxes. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee from the exercise of the option that is reported to the IRS by the optionee or the Company. In general, the optionee’s tax basis in the units acquired by exercising an NSO is equal to the fair market value of such units on the date of exercise. Upon a subsequent sale of any units in a taxable transaction, the optionee will recognize capital gain or loss (long-term or short-term, depending on whether the units were held for the required holding period before the sale) in an amount equal to the difference between his or her basis in the units and the sale price.

The capital gains tax rules are complex. If units are held for more than one year, the maximum tax rate on the gain may be up to twenty percent (20%) to the extent that a taxpayer’s income exceeds certain thresholds. Higher income taxpayers may also be subject to a Medicare tax of 3.8% on some or all of their investment income, including capital gain income, if their income (both earned and investment) exceeds certain thresholds. Because the rules are complex and can vary in individual circumstances, each participant should consult with his or her own tax advisor.

Withholding Taxes

Exercise of an NSO produces taxable income which is subject to withholding. The Company will not deliver units to the optionee unless the optionee has agreed to satisfactory arrangements for meeting all applicable U.S. federal, state and local withholding tax requirements.

THIS TAX SUMMARY IS GENERAL IN NATURE AND SHOULD NOT BE RELIED UPON BY ANY PERSON IN DECIDING WHETHER OR WHEN TO EXERCISE AN OPTION. EACH PERSON SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THESE MATTERS.

TRILLER HOLD CO LLC

2021 UNIT OPTION PLAN

1.

Purpose. The purpose of the Plan is to provide a means through which the Company and its Subsidiaries may attract and retain key personnel and to provide a means whereby managers, directors, officers, employees, consultants and advisors (and prospective managers, directors, officers, employees, consultants and advisors) of the Company and its Subsidiaries can acquire and maintain an equity interest in the Company, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s Unit Holders.

2.	Definitions. The following definitions shall be applicable throughout the Plan. Capitalized terms not otherwise defined herein have the respective meanings assigned to such terms in the LLC Agreement.

(a)

“Affiliate” means (i) any person or entity that directly or indirectly controls, is controlled by or is under common control with the Company and/or (ii) to the extent provided by the Committee, any person or entity in which the Company has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any person or entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting or other securities, by contract or otherwise.

(b)	“Board” means the Board of Directors of the Company.

(c)

“Cause” has the meaning ascribed to such term in any written agreement relating to the employment or services of a Participant or any severance agreement then in effect between such Participant and the Company or one of its Subsidiaries, or if no such agreement containing a definition of “Cause” is then in effect, means: (i) commission of, conviction for, plea of guilty or nolo contendere to, a felony or a crime involving moral turpitude, or other act or omission involving dishonesty or fraud, (ii) conduct that constitutes dishonesty (including without limitation fraud or embezzlement), (iii) conduct that constitutes gross negligence or willful misconduct in the performance, or intentional non-performance, of the Participant’s duties which the Participant fails to cure within 10 days after receipt of a written notice of such negligence, misconduct or non-performance, (iv) material breach of the Participant’s obligations under any agreement entered into by such Participant with the Company or any of its Affiliates which the Participant fails to cure within 10 days after receipt of a written notice of such breach, (v) continued failure to substantially perform the duties for the Company or any of its Affiliates, (vi) breach of the Company’s or any of its Affiliates’ policies or procedures, or (vii) misconduct which causes or is reasonably expected to cause material harm to the Company or any of its Affiliates or their business reputations.

(d)

“Change in Control” shall, in the case of a particular Option, unless the applicable Option Agreement states otherwise or contains a different definition of “Change in Control,” be deemed to occur upon the consummation of any transaction or series of related transactions (whether by merger, consolidation, conversion or otherwise) in which any Person, or group of Persons acting in concert, acquires (i) more than 50% of the outstanding Units or other equity securities of the Company (or securities convertible into or exchangeable for such securities) representing more than 50% of the voting power of the Company or (ii) all or substantially all of the Company’s assets determined on a consolidated basis; provided that for purposes of the Plan, the acquisition of securities pursuant to an offer made to the general public through a registration statement filed with the Securities and Exchange Commission shall not constitute a Change in Control. Notwithstanding the foregoing, with respect to any Option that is characterized as “nonqualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered a Change in Control under the Plan for purposes of payment of such Option unless such event is also a “change in ownership” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.

(e)	“Class B Common Units” means the Class B Common Units of the Company (and any other securities into which such Units may be converted or into which they may be exchanged).

(f)

“Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code includes any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(g)	“Committee” means any committee of the Board or, if no such committee has been appointed by the Board, the Board.

(h)	“Company” means Triller Hold Co LLC, a Delaware limited liability company.

(i)

“Continuous Service Status” means the absence of any interruption or termination of services as an Eligible Person. Continuous Service Status shall not be considered interrupted or terminated in the case of: (i) Company approved sick leave; (ii) military leave; (iii) any other bona fide leave of absence approved by the Company; or (iv) a transfer between locations of the Company or between the Company, its parents, Subsidiaries, or Affiliates, or their respective successors, or a change in status from an employee to a consultant or from a consultant to an employee.

(j)

“Disability” has the meaning ascribed to such term in any written agreement relating to the employment or services of a Participant or any severance agreement then in effect between such Participant and the Company or one of its Subsidiaries or, if no such agreement containing a definition of “Disability” is then in effect, means that such Participant is unable to perform the Participant’s duties for the Company or any of its Affiliates for six months in any 12-month period, as determined in good faith by the Company.

(k)

“Eligible Person” means any (i) individual employed by the Company or a Subsidiary, provided, however, that no such individual covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) non-employee director of the Company or a Subsidiary; or (iii) consultant to the Company or a Subsidiary, provided that such individual must be eligible to be offered securities under Rule 701 under the Securities Act.

(l)	“Exercise Documentation” means an Exercise Notice and Class B Common Unit Purchase Agreement in form acceptable to the Committee in its sole discretion.

Triller Hold Co LLC – 2021 Unit Option Plan

(m)	“Exercise Price” means the exercise price with respect to an Option as specified in the applicable Option Agreement.

(n)	“Fair Market Value” means, as of any date, the value of a Class B Common Unit, as determined in good faith by the Committee in accordance with Section 409A of the Code.

(o)	“Grant Date” means the grant date specified in the Option Agreement or, if no such date is specified, the date specified in the authorization of the applicable Option.

(p)	“LLC Agreement” means that certain Limited Liability Company Agreement, dated as of October 8, 2019, by and among the Company and its Members, as the same may be amended or restated from time to time.

(q)

“Option” means an option to purchase Class B Common Units granted to an Eligible Person under Section 7 of the Plan. For the avoidance of doubt, no Option granted under the Plan shall be intended to qualify as an “incentive stock option” under Code Section 422.

(r)	“Option Agreement” means a written agreement approved by the Committee evidencing the grant of an Option.

(s)	“Option Period” has the meaning given such term in Section 7(c).

(t)	“Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Option pursuant to Section 7.

(u)	“Plan” means this Triller Hold Co LLC 2021 Unit Option Plan.

(v)

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Any reference in the Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.

(w)

“Subsidiary” means any corporation, partnership, limited liability company or other entity in an unbroken chain of such entities beginning with the Company, in which each entity owns at least 50% of the total combined voting power in another entity in the chain.

(x)	“Substitute Award” has the meaning given to such term in Section 5(c).

3.	Effective Date; Duration.

(a)

The Plan shall be effective as of the date as of which it is adopted by the Board; provided, however, that no Option may be exercised unless and until the Plan has been approved by the holders of a majority of the outstanding Class A Common Units, which approval must be obtained within 12 months before or after the date of the Plan’s adoption by the Board. Any Option granted under the Plan that is exercised before such approval is obtained must be rescinded if such approval is not obtained in the manner described in the preceding sentence.

Triller Hold Co LLC – 2021 Unit Option Plan

(b)

No later than 30 days after the initial grant of an Option under the Plan, the Company shall use commercially reasonable efforts to file with the California Department of Financial Protection & Innovation the employee plan exemption notice and accompanying filing fee required by Section 25102(o) of the California Corporations Code.

(c)

The expiration date of the Plan, on and after which date no Options may be granted hereunder, shall be the 10th anniversary of the earlier of (i) the date of the Plan’s adoption by the Board or (ii) the date of the Plan’s approval by the holders of Class A Common Units; provided, however, that such expiration shall not affect Options then outstanding, and the terms and conditions of the Plan shall continue to apply to such Options.

4.	Administration.

(a)

The Committee shall administer the Plan. The acts of a majority of the Committee members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee. Whether a quorum is present shall be determined based on the Committee’s charter as approved by the Board.

(b)

Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the number of Class B Common Units to be covered by any Option; (iii) determine the terms and conditions of any Option; (iv) determine whether, to what extent, and under what circumstances Options may be exercised in cash, Units, other securities or other property, or canceled, forfeited or suspended and the method or methods by which Options may be exercised, canceled, forfeited or suspended; (v) determine whether, to what extent, and under what circumstances the delivery of Class B Common Units, other securities or other property and other amounts payable with respect to an Option shall be deferred either automatically or at the election of the Participant or of the Committee; (vi) interpret, administer, reconcile any inconsistency in, correct any defect in or supply any omission in the Plan and any instrument or agreement relating to, or Option granted under, the Plan; (vii) establish, amend, suspend or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (viii) accelerate the vesting and exercisability of Options; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c)

The Committee may delegate to one or more officers of the Company or any Affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation or election that is the responsibility of or that is allocated to the Committee herein, and that may be so delegated as a matter of law.

(d)

Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Option or any documents evidencing Options granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any Option, and any Unit Holder of the Company.

Triller Hold Co LLC – 2021 Unit Option Plan

(e)

No member of the Board, the Committee, any delegate of the Committee or any employee or agent of any member of the Company or its Affiliates (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Option hereunder (unless constituting fraud or a willful criminal act or willful criminal omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under or determination made with respect to the Plan or any Option Agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person; provided, that, the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts, omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s bad faith, fraud or willful criminal act or willful criminal omission or that such right of indemnification is otherwise prohibited by law or by the LLC Agreement or other organizational documents of the Company or its Affiliates. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the organizational documents of the Company or any of its Affiliates, as a matter of law, under an individual indemnification agreement or contract, or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold such Indemnifiable Persons harmless.

(f)

Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Options and administer the Plan with respect to such Options. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5.	Units Subject to the Plan; Limitations.

(a)

Subject to Section 8, the Committee is authorized to grant Options with respect to an aggregate of Thirty-Two Million Five Hundred Thirty-One Thousand Five Hundred Ten (32,531,510) Class B Common Units pursuant to Options granted under the Plan.

(b)

Use of Class B Common Units to pay the required Exercise Price or tax obligations, or that are used or withheld to satisfy tax obligations of the Participant shall, notwithstanding anything to the contrary herein, not be available again for other Options under the Plan. Class B Common Units underlying Options that are forfeited, cancelled, terminated, expire unexercised or are settled in cash are available again for Options under the Plan.

Triller Hold Co LLC – 2021 Unit Option Plan

(c)

Options may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by the Company or with which the Company combines (“Substitute Awards”) to a person would otherwise be an Eligible Person following the closing of such acquisition or combination. The number of Class B Common Units underlying any Substitute Awards shall be counted against the aggregate number of Class B Common Units available for Options under the Plan.

6.

Eligibility. Participation shall be limited to Eligible Persons who have entered into an Option Agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7.	Grant of Options.

(a)

Generally. Each Option granted under the Plan shall be evidenced by an Option Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Option Agreement.

(b)	Exercise Price. The Exercise Price per Unit for each Option shall not be less than 100% of the Fair Market Value of such Unit determined as of the Grant Date.

(c)	Vesting and Expiration Generally; Post-Termination Exercisability.

(i)

Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and set forth herein, or in the applicable Option Agreement or employment agreement or other service agreement, and shall expire after such period, not to exceed 10 years from the Grant Date (the “Option Period”), as may be determined by the Committee and set forth in an Option Agreement; provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option, which acceleration shall not affect the terms and conditions of such Option other than with respect to exercisability.

(ii)

Unless otherwise provided by the Committee in an Option Agreement or employment agreement or other service agreement, (A) if a Participant’s Continuous Service Status with the Company or any of its Affiliates terminates for any reason, the unvested portion of an Option shall be immediately and automatically forfeited and cancelled without consideration or notice thereof, and the Participant shall have no right or entitlement thereto; and (B) if a Participant’s Continuous Service Status is terminated by the Company or any of its Affiliates for Cause, the vested portion of an Option (if any) shall be immediately and automatically forfeited and cancelled without consideration or notice thereof, and the Participant shall have no right or entitlement thereto.

(iii)

Unless the Participant’s Continuous Service Status is terminated by the Company or any of its Affiliates for Cause, the vested portion of an Option (if any) shall remain exercisable by a Participant or a Participant’s beneficiary, as applicable, until the earliest of (A) six (6) months (or such longer period as may be set forth in the applicable Option Agreement) following the Participant’s termination of Continuous Service Status due to the Participant’s death or Disability; (B) 30 days (or such longer period as may be set forth in the applicable Option Agreement) following the Participant’s termination of Continuous Service Status not as a result of the Participant’s death or Disability; and (C) the expiration of the Option Period.

Triller Hold Co LLC – 2021 Unit Option Plan

(d)

Method of Exercise and Form of Payment. No Class B Common Units shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. Options that have become exercisable may be exercised by execution and delivery of Exercise Documentation in accordance with the terms of the Option accompanied by payment in full of the Exercise Price. The aggregate Exercise Price for all Options being exercised shall be payable (i) in cash, check, or cash equivalent or (ii) by such other method as the Committee may permit in accordance with applicable law, in its sole discretion, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price; (B) if there is a public market for the Class B Common Units at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the Class B Common Units otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price; (C) by a “net exercise” method whereby the Company withholds from the delivery of the Class B Common Units for which the Option was exercised that number of Class B Common Units having a Fair Market Value equal to the aggregate Exercise Price for the Class B Common Units for which the Option was exercised; or (D) by payment of the Exercise Price by delivery to the Company of that number of Class B Common Units having a Fair Market Value equal to the aggregate Exercise Price for the Class B Common Units for which the Option was exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of Class B Common Units in lieu of actual delivery of such units to the Company); provided, that such Class B Common Units are not subject to any pledge or other security interest. No Option may be exercised for a fraction of a Unit. Any fractional Class B Common Units shall be settled in cash.

(e)

Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate applicable law, and such Option shall be subject to all approvals as may be required by any regulatory or governmental agency. The Committee, in its sole discretion, may postpone the issuance or delivery of Class B Common Units subject to an Option as the Committee may reasonably consider appropriate and may require the Participant to make such representations, execute and deliver a joinder to the LLC Agreement, the Option grant agreement and any other document necessary to effect the grant of such Option, and furnish such information as the Committee may consider appropriate in connection with the issuance or delivery of such Class B Common Units in compliance with applicable laws, rules and regulations or otherwise. Any Class B Common Units subject to an Option acquired by a Participant may bear a restrictive legend summarizing any restrictions on transferability applicable thereto, including those imposed by federal and state securities laws.

Triller Hold Co LLC – 2021 Unit Option Plan

8.	Changes in Capital Structure and Similar Events.

(a)

In the event of any Unit split, reverse Unit split, Unit dividend, recapitalization, combination, reclassification of Units or other distribution of the Company’s equity securities without the receipt of consideration by the Company, of or on the Class B Common Units, the Committee shall proportionally adjust the number of Class B Common Units purchasable and the exercise price thereof under any Option.

(b)

In the event of Change in Control or other unusual or nonrecurring event affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:

(i)

adjusting any or all of (A) the number of Class B Common Units or other securities of the Company, or the number and kind of other securities or other property, that may be delivered in respect of Options or with respect to which Options may be granted under the Plan and (B) the terms of any outstanding Option, including (1) the number of Class B Common Units or other securities of the Company, or the number and kind of other securities or other property, subject to any outstanding Option, (2) the Exercise Price for any Option and (3) any applicable performance measures;

(ii)

providing for a substitution or assumption of Options, accelerating the exercisability of or termination of Options or providing for a period of time for exercise prior to the occurrence of such event;

(iii)

canceling any one or more outstanding Options and causing to be paid to the holders thereof, in cash, Class B Common Units, other securities or other property, or any combination thereof, the value of such Options, if any, as determined by the Committee (which if applicable may be based upon the price per Unit received or to be received by the Unit Holders of the Company in such event), including without limitation, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Class B Common Units subject to the Option over the aggregate Exercise Price of such Option, respectively (it being understood that, in such event, any Option having a per unit Exercise Price equal to, or in excess of, the Fair Market Value of a Class B Common Unit subject thereto may be canceled and terminated without any payment or consideration therefor); and

(iv)	make any other determination as to the treatment of Options in connection with such event as the Committee may determine (which determination need not treat all Options in an identical manner).

Triller Hold Co LLC – 2021 Unit Option Plan

9.	Amendments and Termination.

(a)

Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that (i) no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such shareholder approval is necessary to comply with any tax or regulatory requirement applicable to the Plan and (ii) any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder of any Option theretofore granted shall not to that extent be effective without the consent of the affected Participant or holder unless such amendment, alteration, suspension, discontinuance or termination is required by, or necessary to comply with, applicable law, tax or regulatory requirement.

(b)

Amendment of Option Agreements. The Committee may, to the extent consistent with the terms of any applicable Option Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Option theretofore granted or the associated Option Agreement, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Option theretofore granted shall not to that extent be effective without the consent of the affected Participant unless such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination is required by, or necessary to comply with, applicable law, tax or regulatory requirement; provided further, that without Unit Holder approval, except as otherwise permitted under Section 8, solely to the extent such Unit Holder approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the Units may be listed or quoted), the Committee may not take any action that is considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Units are listed or quoted.

10.	General.

(a)

Option Agreements. Each Option under the Plan shall be evidenced by an Option Agreement, which shall be delivered to the Participant (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)) and shall specify the terms and conditions of the Option and any rules applicable thereto, including without limitation, the effect on such Option of the death, Disability or termination of Continuous Service Status of a Participant, or of such other events as may be determined by the Committee.

(b)

Nontransferability. Each Option shall be exercisable only by a Participant during the Participant’s lifetime, or, subject to Section 10(n), by the Participant’s legal guardian or representative. No Option may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will, by the laws of descent and distribution or to a revocable trust, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or an Affiliate; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

Triller Hold Co LLC – 2021 Unit Option Plan

(c)

Tax Withholding. A Participant shall be required to pay to the Company or any Affiliate, and the Company or any Affiliate shall have the right and is hereby authorized to withhold, from any cash, Class B Common Units, other securities or other property deliverable under any Option or from any compensation or other amounts owing to a Participant, the amount (in cash, Class B Common Units, other securities or other property) of any required withholding taxes in respect of an Option or its exercise and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes. Without limiting the generality of the foregoing, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by having the Company withhold from the number of Class B Common Units otherwise issuable or deliverable pursuant to the exercise of the Option a number of Units with a Fair Market Value up to the maximum permissible statutory withholding.

(d)

Electronic Delivery and Translation. The Company may, in its sole discretion, decide to deliver any documents related to any participant’s current or future participation in the Plan, any Option, the Units subject to an Option, any other Company securities or any other Company-related documents, by electronic means. By accepting an Option, whether electronically or otherwise, each Optionee will be deemed to have (i) consented to receipt of such documents by electronic means, (ii) consented to the use of electronic signatures, and (iii) if applicable, agreed to participate in the Plan and/or receive any such documents through an on-line or electronic system established and maintained by the Company or a third party designated by the Company, including but not limited to the use of electronic signatures or click-through electronic acceptance of terms and conditions. To the extent a Participant is or has been provided with a copy of the Plan, an Option Agreement or any other documents relating to the Plan, any Option or any Units subject to an Option in a language other than English, the English language documents will prevail in case of any ambiguities or divergences as a result of translation

(e)

No Claim to Options; No Rights to Continued Service; Waiver. No employee of the Company or an Affiliate, or other person, shall have any claim or right to be granted an Option under the Plan or, having been selected for the grant of an Option, to be selected for a grant of any other Option. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Option. The terms and conditions of any Option and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or an Affiliate, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or service or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Option Agreement. By accepting an Option under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Option or to damages or severance entitlement related to non-continuation of the Option beyond the period provided under the Plan or any Option Agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Grant Date.

Triller Hold Co LLC – 2021 Unit Option Plan

(f)

No Rights as a Unit Holder. Except as otherwise specifically provided in the Plan or any Option Agreement, no Person shall be entitled to the privileges of ownership in respect of Units that are subject to Options granted under the Plan until such Units have been issued or delivered to that Person following execution of a joinder to the LLC Agreement by such Person, and the Person’s name shall have been entered as a Unit Holder of record with respect to such Units on the books of the Company.

(g)

Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the holders of Class A Common Units for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options or other equity-based awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(h)

Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.

(i)

Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(j)

Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of laws principles which would result in the application of the laws of another jurisdiction.

(k)

Severability. If any provision of the Plan or any Option or Option Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or entity or Option, or would disqualify the Plan or any Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Option, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Option and the remainder of the Plan and any such Option shall remain in full force and effect.

(l)

Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, amalgamation, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The terms of the Plan and any Option Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and on the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.

Triller Hold Co LLC – 2021 Unit Option Plan

(m)

Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

(n)

LLC Agreement and Other Agreements. Notwithstanding anything herein to the contrary, in no event shall Class B Common Units be delivered pursuant to any Option under this Plan unless and until the Participant executes a joinder to the LLC Agreement. In addition, the Committee may require, as a condition to the grant of or the receipt of Class B Common Units under an Option, that the Participant executes lock-up or other agreements, as it may determine in its sole and absolute discretion.

(o)

Designation of Beneficiary. Upon a Participant’s death, the beneficiary of any Option granted to the Participant prior to death shall be deemed to be the Participant’s spouse or, if the Participant is unmarried at the time of death, the Participant’s estate.

*         *         *        *        *

As adopted by the Board of Directors of Triller Hold Co LLC on July 31, 2021 and approved by the Members holding Class A Common Units on July 31, 2021.

Triller Hold Co LLC – 2021 Unit Option Plan